UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

April 12, 2005

(Date of earliest event reported)

RAYOVAC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

(770) 829-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	REGULATION FD DISCLOSURE.

The information contained in this report, including the exhibit hereto, is being furnished under Item 7.01 “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

As previously announced, Rayovac Corporation, a Wisconsin corporation (the “Company”) has entered into a Share Purchase Agreement dated as of March 14, 2005 (the “Purchase Agreement”) by and among the Company and all of the shareholders of Tetra Holding GmbH (“Tetra”), a limited liability company organized under the laws of the Federal Republic of Germany. Pursuant to the terms of the Purchase Agreement, the Company will acquire all of the outstanding equity interests of Tetra for a purchase price of Euro 415 million in cash, subject to adjustment as provided for in the Purchase Agreement (the “Tetra Acquisition”).

In connection with the proposed Tetra Acquisition, the Company intends to make additional borrowings of approximately $500 million under the term loan portion of its existing senior credit facilities (the “Tetra Financing”). The Company intends to provide potential lenders in the Tetra Financing with certain audited financial statements of Tetra (the “Tetra Financial Statements.”)

The Tetra Financial Statements have been furnished to the Company by Tetra and provide that they have been prepared in accordance with International Financial Reporting Standards (“IFRS”). The Tetra Financial Statements have not been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) or in accordance with the accounting rules and regulations adopted by the Securities and Exchange Commission. As a result, the Tetra Financial Statements may differ substantially from financial statements prepared in accordance with U.S. GAAP. The Tetra Financial Statements were not prepared in connection with the Tetra Acquisition. The Company has not independently verified the accuracy or completeness of the Tetra Financial Statements or determined how they may differ from financial statements prepared in accordance with U.S. GAAP, and you are cautioned not to place undue reliance on the Tetra Financial Statements. The Company is furnishing the Tetra Financial Statements solely for the purposes of complying with Regulation FD by attaching them as Exhibit 99.1 hereto.

Any matters discussed in this report, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks, uncertainties and other factors that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) the Company’s ability to close and finance the contemplated Tetra Acquisition as anticipated, (2) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (3) changes in consumer demand for the various types of products that the Company and Tetra offer, (4) changes in the general economic conditions where the Company and Tetra do business, such as stock market prices, interest rates, currency exchange rates, inflation and raw material costs, (5) the Company’s ability to successfully implement manufacturing, distribution and other cost efficiencies and (6) various other factors, including those discussed herein and those set forth in the Company’s securities filings, including its most recently filed Forms 10Q and 10-K.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Tetra Holding GmbH’s Consolidated Financial Statements in accordance with International Financial Reporting Standards at December 31, 2004 and Group Management Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2005

RAYOVAC CORPORATION

By:	/s/ Randall J. Steward
Name:	Randall J. Steward
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Tetra Holding GmbH’s Consolidated Financial Statements in accordance with International Financial Reporting Standards at December 31, 2004 and Group Management Report.

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